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                                                                    EXHIBIT 23.4


                 [BIRCH, HORTON, BITTNER AND CHEROT LETTERHEAD]



                                 July 18, 2003



Offshore Logistics, Inc.
224 Rue de Jean
Lafayette, Louisiana 70505

      Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

           We hereby consent to the filing of our opinion as an exhibit to the Registration Statement on Form S-4 (the "Registration Statement") of Offshore Logistics, Inc. relating to the offer to exchange its outstanding $230,000,000 principal amount of 6 1/8% Senior Notes due 2013 for a new series of notes bearing substantially identical terms and in like principal amount and the guarantees of certain of its subsidiaries listed in the Registration Statement, and to the use of our firm name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." By giving such consent, we do not admit that we are within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulation of the Securities and Exchange Commission issued thereunder.


                                          Very truly yours,

                                          BIRCH, HORTON, BITTNER and CHEROT

                                          /s/ THOMAS F. KLINKNER
                                          ---------------------------------
                                          Thomas F. Klinkner